Exhibit 99.1

Investor Contact: Michelle Esterman Chief Financial Officer +352 2469 7950 Michelle.Esterman@altisource.lu	Press Contact: Nicole Messier Director, Global Communications 617-357-6349 Nicole.Messier@altisource.com
Altisource Expands Capabilities in the Home Rental Market with Acquisitions of RentRange and Investability

LUXEMBOURG, October 13, 2015 - Altisource Portfolio Solutions S.A. (“Altisource”) (NASDAQ: ASPS), a leading provider of mortgage, financial and technology services for the real estate and mortgage industries, today announced the acquisitions of both RentRange and Investability - substantially expanding Altisource’s offerings, reach and data capabilities in the real estate services market.

•
RentRange is a leading provider of rental home data and information to the financial services and real estate industries, delivering a wide assortment of address and geography level data, analytics, and rent-based valuation solutions for single and multi-family properties.

•
Investability is an online residential real estate search and acquisition platform that utilizes data and analytics to allow real estate investors to access the estimated cash flow, capitalization rate, net yield and market value on properties for sale in the United States.

Together, the acquired businesses will add to Altisource’s real estate capabilities by providing customers - including users of its Hubzu® and Owners.com® online real estate sales and auction platforms - with highly accurate pricing information about rental home investments and access to valuable investment property inventory.

“These acquisitions squarely support our real estate and mortgage marketplace strategy and enable us to provide valuable analytics to the home rental, renovation, sale and origination markets,” said William Shepro, Chief Executive Officer of Altisource. “RentRange and Investability, when combined with Altisource’s services, offer investors the data and information they need to make well-informed decisions about the homes they’re buying, renting and managing. We are thrilled to add the RentRange and Investability teams to the Altisource family.”

“Altisource brings a forward-looking approach to the real estate marketplace that we’re very excited to join,” said Walter Charnoff, Chief Executive Officer of RentRange and Investability. “Our vision has always been to develop the most comprehensive residential property rental data repository in the country, along with a powerful and unique search and transaction engine for rental homes. Together with Altisource, we will quickly realize this vision in a much broader and more impactful way.”

To view a presentation containing additional information on this acquisition, please visit the Investor Relations, Events and Presentations section of Altisource’s website, ir.altisource.com/events.cfm.

About Altisource®
Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer-debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants.  Additional information is available at www.altisource.com.
About RentRange
RentRange is a premier provider of Rental Market Intelligence™ to the financial services and real estate industries, delivering a wide assortment of address and geography level rental data, analytics, and rent based valuation solutions for single and multi-family properties. Its products include a combination of on-demand automated rent valuation reports and subscription based macro data available at the MSA, county, city and zip code levels. The company fills a longstanding void in the information services community by providing a standardized, reliable source for national residential rental data that is tremendously important for confident and effective decision making.
About Investability
Investability is an online search and acquisition platform transforming the way in which investors from around the globe acquire real estate in the U.S. Investability utilizes the industry’s best data to accurately provide cash flow, capitalization rate, net yield, and market value analysis on each property for sale in the United States. Its platform then allows investors from around the globe to input their financial performance criteria and search, and sort by those financial metrics. Once they have identified the properties that fit their criteria, they are able to purchase the property, order home inspections, obtain financing, set up insurance and hire a property management firm, all within its ecosystem.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate the acquired business, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

# # #
Source: Altisource Portfolio Solutions S.A.